MercadoLibre, Inc. Reports Second Quarter 2020 Financial Results

Net Revenues of $878.4 million, up 123.4% year-over-year on an FX neutral basis

$11.2 billion Total Payment Volume, up 142.1% year-over-year on an FX neutral basis

$5.0 billion Gross Merchandise Volume, up 101.5% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, August 10th, 2020 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended June 30, 2020.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “The pandemic generated significant changes in consumer behavior, which translated into a new milestone in the penetration of e-commerce and online payments in the region. We continue to focus on the wellbeing of our teams, and we are proud to report that we’ve been able to provide an uninterrupted operation of our commerce and fintech solutions throughout the second quarter, helping millions of merchants and buyers to safely transact.”

Second Quarter 2020 Business Highlights

•	Unique active users grew 45.2% reaching 51.5 million.
•	Gross merchandise volume (“GMV”) reached $5.0 billion, representing an increase of 48.5% in USD and 101.5% on an FX neutral basis.
•	Items sold reached 178.5 million, growing 101.4% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached 289.0 million, a 26.2% year-over-year growth.
•	Mobile gross merchandise volume grew 272.8% year-over-year on an FX neutral basis, reaching 69.4% of GMV.
•

Even through these trying times and surge in managed volumes, Mercado Envios was able to ship 157.5 million items during the quarter without any significant disruptions, representing a 124.2% year-over-year increase.

•

Total payment volume (“TPV”) through Mercado Pago reached $11.2 billion, a year-over-year increase of 72.1% in USD and 142.1% on an FX neutral basis. Total payment transactions increased 122.9% year-over-year, totaling 404.8 million transactions for the quarter.

•	Off-platform TPV grew 92.1% in USD and 174.7% year-over-year on a FX neutral basis reaching $6.1 billion in transactions and 280.7 million payments, a 133.7% year-over-year growth.
•	Merchant Services had a strong performance, aided by the shift to e-commerce consumption, accelerating sequentially to 163.9% on an FX neutral basis.
•

Mobile wallet delivered $2.1 billion in transactions on a consolidated basis, leading to also 373.2% year-over-year growth on an FX neutral basis. Our mobile wallet consumer base grew by 109.3% compared to the second quarter of 2019, reaching 9.5 million unique payers. TPV from mobile wallet in Argentina, Brazil and Mexico continues to grow by triple digits year-over-year.

•

On a consolidated basis MPOS TPV grew 80.1% on an FX neutral basis, decelerating sequentially around 20%, mainly due to lower foot traffic as a consequence of partial or total lockdowns throughout the region. The resilience that our MPOS  business showed during the quarter is a result of the long tail base of merchants we cater to plus a relevant share of merchants who continued to operate their business with lesser disruptions throughout the lockdowns.

•	The pace of sales of devices reached a milestone this quarter, surpassing the 1 million mark of new MPOS sold throughout Latin America.
•	PayPal is now available for cross-border transactions on Mercado Libre in Brazil and Mexico and is also available as a payment option within Mercado Pago’s online checkout for foreign shoppers.

Second Quarter 2020 Financial Highlights

•	Net revenues for the second quarter were $878.4 million, a year-over-year increase of 61.1% in USD and 123.4% on an FX neutral basis.
•	Commerce revenues increased 79.5% year-over-year in USD reaching $581.7 million, while Fintech revenues increased 34.1% year-over-year in USD reaching $296.7 million.
•	Gross profit was $427.2 million with a margin of 48.6%, compared to 50.0% in the second quarter of 2019.
•

Total operating expenses were $327.7 million, an increase of 15.0% year-over-year in USD. As a percentage of revenues, operating expenses were 37.3%, compared to 52.3% during the second quarter of 2019. The $14.8 million improvement in operating expenses quarter-over-quarter was mostly driven by marketing expenditure efficiencies.

•

During the quarter we recorded an allowance for doubtful accounts on receivables from a Mercado Pago collection agent, for $26.7 million. Upon review we realized that collection efforts for these receivables had not been carried out effectively, and that the ageing of these receivables exceeded what our internal control policies allow. We assessed the impact of this matter on the effectiveness of our internal controls, and have included the results of that assessment in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

•	Income from operations was $99.4 million, compared to a loss of $29.7 million during the prior quarter. As a percentage of revenues, income from operations reached 11.3%.
•	Interest income was $18.8 million, a 44.2% decreased year-over-year, as a result of lower interest rates in our investment as a consequence of the pandemic.
•

The Company incurred $27.0 million in financial expenses this quarter, mainly attributable to financial loans entered into during the second quarter of 2020, mainly in Brazil and Argentina and interest expenses from our trusts related to our factoring business and the 2028 Convertible Note.

•	Net income before taxes was $89.3 million, up from a loss of $16.7 million during last quarter.
•

Income tax expense was $33.4 million, mainly as a result of higher income tax expense in Brazil, as a consequence of higher pre-tax gain in our Brazilian segment during 2020; valuation allowances on certain deferred tax assets in Mexico accounted for in the first half of 2020 and higher income tax expense in Argentina as a consequence of the temporary suspension of the knowledge-based economy promotional regime in 2020, which had a direct impact on the income tax rate for our Argentine business.

•	Net income was $55.9 million, resulting in net earnings per share of $1.11.

The following table summarizes certain key performance metrics for the six and three-months periods ended June  30, 2020 and 2019.

	Six-month Periods Ended June 30,		Three-month Periods Ended June 30,
(in millions)	2020	2019	2020	2019

Unique active users	65.5	47.6	51.5	35.5
Number of confirmed new registered users during period	29.9	24.7	16.9	12.4
Gross merchandise volume	$8,459.0	$6,485.5	$5,044.8	$3,397.7
Number of successful items sold	284.2	171.4	178.5	88.7
Number of successful items shipped	247.7	132.6	157.5	70.2
Total payment volume	$19,308.8	$12,156.5	$11,214.3	$6,517.4
Total volume of payments on marketplace	$7,966.5	$6,016.1	$4,763.2	$3,120.0
Total payment transactions	695.5	325.6	404.8	181.6
Capital expenditures	$101.9	$71.4	$48.4	$38.4
Depreciation and amortization	$44.2	$33.0	$22.7	$17.3

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’19	Q3’19	Q4’19	Q1’20	Q2’20

Brazil	74%	77%	61%	31%	37%

Argentina	14%	39%	46%	42%	110%

Mexico	267%	146%	86%	74%	96%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’19	Q3’19	Q4’19	Q1’20	Q2’20

Brazil	89%	77%	74%	55%	87%

Argentina	115%	119%	133%	123%	224%

Mexico	261%	153%	80%	81%	138%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 10th, 2020 at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –2688761–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2019 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

Commerce - Revenues from core marketplace fees, shipping fees (net out of shipping subsidies), ad sales, classified fees and other ancillary services

Fintech - Revenues includes fees from payments revenue stream

Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March  31, 2020, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Interim Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 1,169,550	$ 1,384,740
Restricted cash and cash equivalents	493,808	66,684
Short-term investments (530,660 and 522,798 held in guarantee)	2,124,872	1,597,241
Accounts receivable, net	42,423	35,446
Credit cards receivable and other means of payment, net	646,739	379,969
Loans receivable, net	139,148	182,105
Prepaid expenses	23,141	45,309
Inventory	20,831	8,626
Other assets	94,042	88,736
Total current assets	4,754,554	3,788,856
Non-current assets:
Long-term investments	5,790	263,983
Loans receivable, net	5,055	6,439
Property and equipment, net	263,041	244,257
Operating lease right-of-use assets	186,851	200,449
Goodwill	81,799	87,609
Intangible assets, net	15,942	14,275
Deferred tax assets	93,897	117,582
Other assets	45,807	58,241
Total non-current assets	698,182	992,835
Total assets	$ 5,452,736	$ 4,781,691
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 417,759	$ 372,309
Funds payable to customers	1,324,605	894,057
Salaries and social security payable	114,944	101,841
Taxes payable	141,226	60,247
Loans payable and other financial liabilities	591,683	186,138
Operating lease liabilities	25,113	23,259
Other liabilities	44,449	114,469
Total current liabilities	2,659,779	1,752,320
Non-current liabilities:
Salaries and social security payable	25,279	26,803
Loans payable and other financial liabilities	610,899	631,353
Operating lease liabilities	168,589	176,673
Deferred tax liabilities	65,273	99,952
Other liabilities	15,825	12,627
Total non-current liabilities	885,865	947,408
Total liabilities	$ 3,545,644	$ 2,699,728

Commitments and Contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares authorized,
100,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	$ 98,843	$ 98,843

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,709,955 shares issued and outstanding at June 30,
2020 and December 31, 2019	$ 50	$ 50
Additional paid-in capital	1,964,140	2,067,869
Treasury stock	(1,440)	(720)
Retained earnings	350,860	322,592
Accumulated other comprehensive loss	(505,361)	(406,671)
Total Equity	1,808,249	1,983,120
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 5,452,736	$ 4,781,691

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Income

For the six and three month periods ended June 30, 2020 and 2019

(In thousands of U.S. dollars, except for share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$ 1,530,460	$ 1,019,012	$ 878,369	$ 545,242
Cost of net revenues	(790,474)	(509,578)	(451,197)	(272,812)
Gross profit	739,986	509,434	427,172	272,430
Operating expenses:
Product and technology development	(146,689)	(106,292)	(73,254)	(53,923)
Sales and marketing	(390,583)	(311,368)	(184,076)	(180,692)
General and administrative	(132,970)	(94,123)	(70,404)	(50,303)
Total operating expenses	(670,242)	(511,783)	(327,734)	(284,918)
Income (loss) from operations	69,744	(2,349)	99,438	(12,488)

Other income (expenses):
Interest income and other financial gains	55,566	58,128	18,782	33,684
Interest expense and other financial losses	(50,561)	(30,238)	(26,977)	(14,679)
Foreign currency (losses) gains	(2,089)	(2,886)	(1,903)	783
Net income before income tax (expense) gain	72,660	22,655	89,340	7,300

Income tax (expense) gain	(37,822)	5,426	(33,393)	8,917
Net income	$ 34,838	$ 28,081	$ 55,947	$ 16,217

	Six Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019
Basic EPS
Basic net income
Available to shareholders per common share	$ 0.66	$ 0.45	$ 1.11	$ 0.31
Weighted average of outstanding common shares	49,709,964	47,658,610	49,709,973	49,318,522
Diluted EPS
Diluted net income
Available to shareholders per common share	$ 0.66	$ 0.45	$ 1.11	$ 0.31
Weighted average of outstanding common shares	49,709,964	47,658,610	49,709,973	49,318,522

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Cash Flows

For the six months period ended June 30, 2020 and 2019

	Six Months Ended June 30,
	2020	2019

Cash flows from operations:
Net income	$ 34,838	$ 28,081
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized devaluation loss, net	29,348	13,366
Depreciation and amortization	44,202	32,975
Accrued interest	(28,933)	(24,684)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	75,568	11,140
Financial results on derivative instruments	(21,826)	(69)
Stock-based compensation expense — restricted shares	366	—
LTRP accrued compensation	51,907	32,208
Deferred income taxes	(31,145)	(34,743)
Changes in assets and liabilities:
Accounts receivable	23,147	(6,900)
Credit cards receivable and other means of payment	(343,229)	(61,562)
Prepaid expenses	20,807	8,857
Inventory	(14,270)	(1,191)
Other assets	(6,965)	(12,651)
Payables and accrued expenses	170,100	41,798
Funds payable to customers	606,307	118,421
Other liabilities	(73,134)	3,587
Interest received from investments	27,597	17,292
Net cash provided by operating activities	564,685	165,925
Cash flows from investing activities:
Purchase of investments	(2,326,013)	(2,332,544)
Proceeds from sale and maturity of investments	1,910,311	1,086,461
Receipts from settlements of derivative instruments	8,624	—
Payment for acquired businesses, net of cash acquired	(6,937)	—
Purchases of intangible assets	(87)	(34)
Changes in principal of loans receivable, net	(39,092)	(97,468)
Purchases of property and equipment	(94,834)	(71,361)
Net cash used in investing activities	(548,028)	(1,414,946)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	1,781,040	95,603
Payments on loans payable and other financing liabilities	(1,353,658)	(55,236)
Payment of finance lease obligations	(1,064)	(889)
Purchase of convertible note capped call	(104,095)	(88,362)
Dividends paid of preferred stock	(2,000)	(844)
Common Stock repurchased	(720)	—
Proceeds from issuance of convertible redeemable preferred stock, net	—	98,688
Proceeds from issuance of common stock, net	—	1,867,215
Net cash provided by financing activities	319,503	1,916,175
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(124,226)	(3,527)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	211,934	663,627
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 1,451,424	$ 464,695
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,663,358	$ 1,128,322

Financial results of reporting segments

	Three Months Ended June 30, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 465,298	$ 239,204	$ 125,950	$ 47,917	$ 878,369
Direct costs	(324,754)	(171,408)	(110,553)	(34,943)	(641,658)
Direct contribution	140,544	67,796	15,397	12,974	236,711

Operating expenses and indirect costs of net revenues					(137,273)
Income from operations					99,438

Other income (expenses):
Interest income and other financial gains					18,782
Interest expense and other financial losses					(26,977)
Foreign currency losses					(1,903)
Net income before income tax expense					$ 89,340

	Three-months Ended June 30, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 340,858	$ 113,913	$ 64,383	$ 26,088	$ 545,242
Direct costs	(275,917)	(83,909)	(85,216)	(24,441)	(469,483)
Direct contribution	64,941	30,004	(20,833)	1,647	75,759

Operating expenses and indirect costs of net revenues					(88,247)
Loss from operations					(12,488)

Other income (expenses):
Interest income and other financial gains					33,684
Interest expense and other financial losses					(14,679)
Foreign currency gains					783
Net income before income tax expense					$ 7,300

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2019 and applying them to the corresponding months in 2020, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended June 30, 2020:

	Three-month Periods Ended June 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2020	2019	Percentage Change	2020	2019	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 878.4	$ 545.2	61.1%	$ 1,218.3	$ 545.2	123.4%
Cost of net revenues	(451.2)	(272.8)	65.4%	(613.4)	(272.8)	124.9%
Gross profit	427.2	272.4	56.8%	604.9	272.4	122.0%

Operating expenses	(327.7)	(284.9)	15.0%	(446.5)	(284.9)	56.7%
Income (loss) from operations	99.4	(12.5)	896.4%	158.4	(12.5)	1368.5%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com